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                                                                    EXHIBIT 5(c)





                     [LETTERHEAD OF CRAVATH, SWAINE & MOORE]

                                                                October 20, 1997


                         J.P. Morgan & Co. Incorporated
                       J.P. Morgan Index Funding Company I
                     Commodity-Indexed Preferred Securities


Dear Sirs:

            We have acted as special Federal tax counsel to J.P. Morgan & Co. Incorporated, a Delaware corporation, and J.P. Morgan Index Funding Company I, a Delaware trust (collectively, the "Registrants"), in connection with the filing by the Registrants with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Guarantees of J.P. Morgan & Co. Incorporated and Preferred Securities of J.P. Morgan Index Funding Company I (the "Securities").

            We hereby confirm that the statements set forth in the form of prospectus supplement (the "Prospectus Supplement") forming a part of the Registration Statement under the heading "United States Federal Income Taxation", accurately describe the material Federal income tax consequences to holders of the Preferred Securities issued pursuant to the Prospectus Supplement.

            We know that we are referred to under the headings "United States Federal Income Taxation" in the Prospectus Supplement forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 5(c) and 23(d) thereto.


                                    Very truly yours,



                                    /s/ Cravath, Swaine & Moore


J.P. Morgan & Co. Incorporated
   60 Wall Street
     New York, NY 10260-0260

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J.P. Morgan Index Funding Company I
   c/o J.P. Morgan & Co. Incorporated
     60 Wall Street
        New York, NY 10260-0260

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